UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 24, 2016

____________________

COMMUNITY SHORES BANK CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	000-51166	38-3423227
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

1030 W. Norton Avenue, Muskegon, Michigan	49441
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code               231-780-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of our shareholders was held on May 24, 2016. At the meeting, our shareholders voted on each of the following four matters:

•	election of two class III directors for a three year-term;
•	approval of the Community Shores Stock Incentive Plan of 2016;
•	ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016; and
•	an advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting.

The final vote results for these three matters are set forth below.

The votes cast on the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Heather D. Brolick	3,101,589	48,710	0	678,592
Bruce J. Essex	3,104,327	45,972	0	678,592

The votes cast on approval of the Community Shores Bank Corporation Stock Incentive Plan of 2016 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,057,569	91,970	760	678,592

The votes cast on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for 2016, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,822,549	6,342	0	0

The votes cast on the advisory vote to approve the compensation of our executives disclosed in our proxy statement for the annual meeting were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
3,048,406	73,001	28,892	678,592

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY SHORES BANK CORPORATION

By:	/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President,
Chief Financial Officer, Treasurer and Secretary

Date: May 24, 2016

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